Exhibit 32.2

CERTIFICATION UNDER SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Marketo, Inc.

Date: August 11, 2014	/s/ Frederick A. Ball

Frederick A. Ball

Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Marketo, Inc. and will be retained by Marketo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.